Exhibit 99.1

Prestige Brands Holdings, Inc. To Sell Three Brands To Moberg Pharma AB

Prestige To Release First Quarter Fiscal 2017 Results on August 4th

Tarrytown, NY, June 30, 2016—Prestige Brands Holdings, Inc. (NYSE-PBH) (the “Company” or “Prestige”) announced today that it has entered into an agreement for the sale of three of its non-core over-the-counter healthcare products to Moberg Pharma AB (OMX: MOB) of Stockholm, Sweden for $40.0 million USD in cash.

The transaction includes New Skin®, PediaCare® and Fiber Choice®, which in fiscal 2016 represented approximately $25 million USD in revenues for Prestige, or 3% of Company sales in fiscal 2016.

These divestitures will enable the Company to move closer to its stated goal of having a portfolio consisting of 85% of its revenue from “invest for growth” brands and 15% in “manage for cash” brands to help support long-term organic growth.

The Company plans to use proceeds from the divestiture to pay down debt and accelerate de-leveraging. The transaction is expected to close during Prestige’s fiscal second quarter, which begins on July 1, 2016, subject to closing conditions.

Sawaya Segalas & Co., LLC is acting as exclusive financial advisor to Prestige in this transaction.

First Quarter Fiscal 2017

The Company expects to provide an update on this transaction when it reports the results of the first quarter of fiscal 2017 on August 4, 2016 before the opening of the market. The Company will provide a live conference call to review the results at 8:30AM ET that same morning. Callers within North America may dial 877-784-9650 to access the call. The conference ID is 43058034. International callers may dial 530-379-4717 using the same conference ID. Replays will be available for two weeks following the conclusion of the call; 855-859-2056 for North America and 404-537-3406 for international callers using conference ID 43058034.

About Prestige Brands Holdings, Inc.

Prestige Brands markets and distributes brand name over-the-counter healthcare and household cleaning products throughout the U.S. and Canada, Australia, and in certain other international markets. The Company’s brands include Monistat® women’s health products, BC® and Goody’s® pain relievers, Clear Eyes® eye care products, DenTek® specialty oral care products, Dramamine® motion sickness treatments, Chloraseptic® sore throat treatments, Compound W® wart treatments, Little Remedies® pediatric over-the-counter products, The Doctor's® NightGuard® dental protector, Efferdent® denture care products, Luden's® throat drops, Beano® gas prevention, Debrox® earwax remover, Gaviscon® antacid in Canada, and Hydralyte® rehydration products and the Fess® line of nasal and sinus care products in Australia.

Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” generally can be identified by the use of forward-looking terminology such as “will,” “would,” “expect,” “plan,” “continue,” “anticipate” (or the negative or other derivatives of each of these terms) or similar terminology. The “forward-looking statements” include statements regarding the transaction’s impact on revenues, debt and leverage and the expected timing for consummating the transaction. These statements represent the Company’s expectations and beliefs and involve a number of known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others, satisfaction of the closing conditions and general economic and business conditions, and other risks set forth in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended March 31, 2016. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except to the extent required by applicable law, the Company undertakes no obligation to update any forward-looking statement contained in this news release, whether as a result of new information, future events, or otherwise.

Contact: Dean Siegal

914-524-6819